As filed with the Securities and Exchange Commission on December 22, 1995
                        Registration Statement No. 33-___________


                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     _______________________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                      ______________________

                   ALLEGIANCE BANC CORPORATION
     (Exact Name of Registrant as Specified in its Charter)

                             Delaware
                 (State or Other Jurisdiction of
                  Incorporation or Organization),52-1494123
                    (IRS Employer I.D. Number)


           4719 Hampden Lane, Bethesda, Maryland  20814
 (Address of Principal Executive Offices)              (Zip Code)

  ALLEGIANCE BANC CORPORATION EMPLOYEE STOCK OPTION PLAN (1988)
   ALLEGIANCE BANC CORPORATION 1994 EMPLOYEE STOCK OPTION PLAN
                       (Full Title of Plan)

                         Leonard L. Abel
                   ALLEGIANCE BANC CORPORATION
                        4719 Hampden Lane
                    Bethesda, Maryland  20814
                          (301) 656-5300
    (Name, Address, and Telephone Number of Agent for Service)

                            Copies to:

                     David H. Baris, Esquire
                     Kennedy & Baris, L.L.P.
                            Suite 300
                        4719 Hampden Lane
                    Bethesda, Maryland  20814
               ___________________________________

                 CALCULATION OF REGISTRATION FEE
                       Title of Securities
                         to be Registered
                          Common Stock,
                         $1.00 par value,Amount
                       to be Registered(1)

                            $837,380 ,Proposed
                         Maximum Offering
                        Price per Share(1)
                              $9.75 ,Proposed
                        Maximum Aggregate
                        Offering Price(1)
                            $837,380 ,Amount of
                       Registration Fee(1)

                             $288.76


(1) Estimated solely for purposes of calculating the registration fee in accordance with the provisions of Rule 457(h) under the Securities Act of 1933, based upon the aggregate exercise price of outstanding options and, with respect to options remaining to be granted, the average of the bid and asked prices for the Registrant's Common Stock as reported by the Nasdaq National Market on December 18, 1995.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Certain Documents by Reference.

     The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) the annual report on Form 10-K of Allegiance Banc Corporation (the "Company") for the year ended December 31, 1994;

     (b) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

     (C) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above;

     (d) the description or the Company's common stock, $1.00 par value, included under the caption "Description of Registrant's Securities to be Registered" in the Company's (f/k/a Montgomery Bancorp, Inc.) Registration Statement on Form 10.


ITEM 4.  Description of Securities

     As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  Interest of Named Experts and Counsel.

     Attorneys at the firm Kennedy & Baris, L.L.P. own an aggregate of 9,750 shares of the Common Stock of the Company.

ITEM 6.  Indemnification of Directors and Officers

Article VII of the Company's bylaws, as amended, reads in its entirety as follows:

     Section 8.1 Indemnification. The Company shall indemnify and hold harmless any person (the "Indemnitee"), and the heirs, executors and administrators of an Indemnitee, who was or is a party to is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not in the right of the Company and whether civil, criminal, administrative or investigative or otherwise, by reason of the fact that the Indemnitee is or was a director, advisory director, officer, employee, agent or fiduciary of the Company, or is or was serving at the written request of the Company as a director, advisory director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, against all expenses (including by not limited to attorneys' and other experts' fees and disbursements), judgements, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or his heirs, executors or administrators in connection with any appeal therein, or otherwise; and no provision of these By-laws is intend to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

     Section 8.2 Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering the opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgement as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

     Section 8.3 Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article VIII reference to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, advisory directors, officers, employees, or agents, so that any person who is or was a director, advisory director, officer, employee or agent of such constituent corporation, or is or was serving at the written request of such constituent corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 8.4 Advances of Expense. If an indemnified party shall request that his expense actually and reasonably incurred in connection with any actual or threatened action, suit, proceeding or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

     Section 8.5 Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, advisory director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or there enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 8.1 of these By-laws or under Section 145 of the General Corporation Law of the State of Delaware or any other provision of law.

ITEM 7.  Exemption From Registration Claimed.

     As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  Exhibits.

     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page R-6 hereof.

ITEM 9.  Undertakings.

     The Registrant hereby undertakes that it will:

     (1) file, during any period in which it offers or sells securities, a post-effectiveamendment to this registration statement to: (I) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on the 13th day of December 1995.

                                        ALLEGIANCE BANC CORPORATION



                                        By:    /s/ Ronald D. Paul
                                                 Ronald D. Paul, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                            Signature,Title,Date


/s/ Leonard L. Abel
    Leonard L. Abel,  Chairman of the Board of Directors,  December 13, 1995

/s/ Thomas E. Beery
    Thomas E. Beery,  Vice President and Director,  December 13, 1995

/s/ Dudley C. Dworken
    Dudley C. Dworken,  Director,  December 13, 1995


    William A. Koier,   Director,  December __, 1995

    Ronald E. Parr,     Director,  December __, 1995

/s/ Ronald D. Paul
    Ronald D. Paul,  President, Treasurer and Director (Principal
                     Executive Officer),  December 13, 1995

/s/ Thomas L. Phillips
    Thomas L. Phillips,  Director,  December 13, 1995

/s/ Charles V. Joyce III
    Charles V. Joyce III,  Controller (Principal Accounting and
                           Financial Officer),  December 13, 1995

                        Index to Exhibits


Exhibit Number           Description                       Page

4(a)           1988 Employee Stock Option Plan . . . . . . . . .

4(b)           1994 Employee Stock Option Plan . . . . . . . . .

5              Opinion of Kennedy & Baris, L.L.P.. . . . . . . .

23(a)          Consent of Kennedy & Baris, L.L.P., included in Exhibit 5

23(b)          Consent of Stegman & Company . . . . . . . .


















                           EXHIBIT 4(a)
                   Allegiance Banc Corporation
                    Employee Stock Option Plan


1. Purpose: The purpose of this Employee Stock Option Plan (the Plan) is to provide ameans whereby certain officers and employees of Montgomery Bancorp, Inc., and its subsidiaries(collectively the Company) may be given an opportunity to purchase Common Stock ofMontgomery Bancorp, Inc. under options which, with respect to individual optionees, will qualify as "incentive stock options" under Section 422A of the Internal Revenue Code. The Plan is intended to advance the interests of the Company by encouraging stock ownership on the partof the employees, by enabling the Bank to secure and retain the services of highly qualified persons and by providing employees with an additional incentive to make every effort to enhance the success of the Company.

2.   Stock Subject to Option:  Subject to adjustment as provided in Section
 4 (h) hereof, options may be granted by the Company from time to time to purchase an aggregate of 40,000 shares of the Montgomery Bancorp Inc.'s authorized but unissued Common Stock, provided that the total number of shares of Common Stock on which options may be granted under the Plan to any one person participating under the Plan shall not exceed in the aggregate of 10,000 shares of the 40,000 shares of Common Stock (subject to adjustment) as provided in Section 4 (h) on which options may be granted under the Plan. The minimum option will be 50 shares.

3. Participants: Persons eligible to be granted options under the Plan shall be limited to such salaried key employees of the Company (including officers and directors who are also employees) as determined by the Board of Directors of Montgomery Bancorp, Inc. on advice of the Committee, as hereinafter created and defined, who have substantial responsibility in the direction and management of the Company or of any branch, division or department.

4. Terms and Conditions of Options: Options granted pursuant to the Plan shall be evidenced by agreements in such forms, not inconsistent with the Plan as the Committee, as hereinafter created and defined, shall from time to time approve, provided that the substance of the following terms and conditions be included therein, subject thereafter to modification or adjustment as provided in Section 4 (h):

     (a) Option Price: The option price per share shall not be less than the fair market value of the Common Stock on the date the option is granted, which, unless otherwise determined by the Committee, shall be the average of the bid and ask price at the close of business on the day on which the option is granted.

     (b) Term of Option: Each option granted under the Plan shall expire not more than five years from the date the option is granted.

     (C) Exercise of Option: No option may be exercised later than five years from the date the option is granted. The minimum number of shares exercisable will be 10 shares.

     (d) Manner of Exercise: Shares of Common Stock purchased under options shall be at the time of purchase paid for in full. Options may be exercised at any time prior to their expiration as provided under the Plan. Options shall be exercised by fifteen (15) days prior written notice to the Bank. Upon said fifteen (15) days notice, the Bank shall, without transfer or issue tax to the optionee (or other person entitled under the Plan to exercise the option) at the principal office of the Company, or such other place as shall be mutually acceptable, deliver a certificate or certificates for such shares against payment of the option price in full for the number of shares to be delivered by certified or official bank check or the equivalent thereof acceptable to the Company; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the optionee (or other person entitled under the Plan to exercise the option) fails to accept delivery of and to pay for all or part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the option with respect to such undelivered shares may, in the sole discretion of the Company, be terminated.

     (e) No Options in Certain Cases: No option shall be granted to any person who owns or who would own thereby directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     (f) Non-Assignability of Option Rights: No option shall be assignable or transferable otherwise than by will or the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by him.

     (g) Termination of Employment: In the event that an optionee's employment by the company shall terminate, his option shall terminate immediately; provided, however, that if any termination of employment is due to retirement with the consent of the Company, the optionee shall have the right subject to the provisions of Section 4 (b) hereof, to exercise his option, at any time within three months after such retirement, to the extent that he was entitled to exercise the same immediately prior to his retirement; and provided, further, that if the employee shall die while in the employment of the Company or within three months after retirement, with the consent of the Company, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 4(b) hereof, to exercise his option, at any time within twelve months from the date of his death, to the extent that he was entitled to exercise the same immediately prior to his death. Whether any other termination of employment is to be considered a retirement with the consent of the Company and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive, unless otherwise determined by the Board of Directors, and in any such event such determination of the Board of Directors of Montgomery Bancorp, Inc. shall be final and conclusive.

     (h) Adjustments on Changes in Stock: The aggregate number of shares of Common Stock on which options may be granted to persons participating under the Plan, the aggregate number of shares of Common Stock on which options may be granted to any one such person, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of Montgomery Bancorp, Inc. resulting from the sub-division or consolidation of shares or other capital adjustment, or the payment of a stock dividend after May 1, 1988, or other increase or decrease in such shares, effected without receipt of consideration by the Company.

     Subject to any required action by the Stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any option granted here under shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled to an effective date of merger; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause every unexercised option outstanding hereunder to terminate on the effective date of merger, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise.

     (i) Agreement by Employees: Each individual shall agree as a consideration for the option to execute an agreement stating that he is purchasing the shares subject to the option for investment and not with a view to distribute such stock in a public offering and that the stock will be held for at least one (1) year after the transfer of the shares by the Company upon exercise of the option. In the event the optionee leaves the employee of the Company, other than by retirement, or as a result of merger or sale of majority interest in the Company, within one (1) year after the transfer of the shares exercised, the Company shall have the right in its sole discretion, as determined by the Board of Directors, to repurchase said stock within 120 days from such event for the price at which it was exercised and subject to adjustment in price and number in accordance with the formula prescribed in paragraph 4 (h). However, (a) in no event shall the repurchase price exceed the bid price of the stock as of the date of purchase; (b) in the event an option is exercised after the employee's death, the person exercising the deceased employee's option may dispose of the stock at any time after receiving it; and (c) the one year holding period established herein may be increased to two years by a vote of the Board of Directors of Montgomery Bancorp, Inc., if necessary to ensure the Plan's compliances with applicable securities laws.


     (j) Rights as a Stockholder: The optionee shall have no rights as a Stockholder with respect to any shares of Common Stock of Montgomery Bancorp, Inc. until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

5. Administration: The Plan shall be administered by a Committee of at least three members appointed by the Board of Directors of Montgomery Bancorp, Inc. to consist of members of the Board of Directors who are not officers of the Company. No member of the Committee shall be entitled to participate in the Plan. The Committee shall make recommendations periodically to the Board of Directors with respect to the persons who shall participate in the Plan and the extent of their participation.

     The interpretation and construction by the Committee of any provisions of the Plan or any option granted under it and any determination by the Committee pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Association.

6.   Effective Date and Termination of Plan:

     (a) The Plan shall become effective on the thirty-first day following notification to the Maryland Securities Division, Office of the Attorney General, of approval by the Board of Directors of Montgomery Bancorp, Inc. and adoption of the Plan and related matters by the holders of two-thirds of the outstanding shares of Common Stock at the Annual Meeting of Stockholders to be called and held before April 30, 1988, or any adjournment thereof.

     (b) The Plan shall terminate five years after its effective date, but the Board of Directors may terminate the Plan at any time prior to five years from its effective date. No stock option shall in any event be granted pursuant to the Plan after five years from the effective date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan without the consent of the optionee.

7. Amendments: The Board of Directors of Montgomery Bancorp, Inc. may, without notice to anyone, from time to time, alter, amend, suspend, or discontinue the Plan or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors may, without the approval of the Stockholders, alter the provisions of the plan so as to (a) increase the maximum number of shares as to which options may be granted under the Plan either to all persons participating in the Plan or to any one such person; (b) decrease the minimum option price; (c) extend the term of the Plan or the maximum term of options granted thereunder;
 (d) decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under the Plan, provided, however, that the provisions of this clause shall not prevent the granting, to any person holding an option under the Plan, of any additional option under the Plan exercisable at a lower option price;
 (e) withdraw the administration of the Plan from the Committee; (f) permit any member of the Committee to be eligible to receive or hold an option under the Plan, and (g) alter any outstanding option agreement to the detriment of the optionee without his consent.

8. Use of Proceeds: The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

9. Limitations as to Amount: No person to whom options are granted hereunder shall receive options, first exercisable during any single calendar year, for shares the fair market value of which (determined at the time of grant of the options) exceeds $100,000. Accordingly, no optionee shall be entitled to exercise options in any single calendar year, except to the extent first exercisable in previous calendar years, for shares of Common Stock the value of which (determined at the time of grant of the options) exceeds $100,000.

10. Future Options: The number of options granted to employees of the Company under this Plan shall be recommended by the Committee and acted upon by the Board of Directors of Montgomery Bancorp, Inc. The Committee shall meet at least annually to determine the number of options to be recommended to the respective employees that are eligible to participate. The Board of Directors of Montgomery Bancorp, Inc. may in its sole discretion determine the number of options to be granted to an eligible employee for each year that the employee remains in the service of the Company, such determination to be made for a maximum of no more than five (5) prospective years. The determination of the number of options to be granted in future years to an employee shall not be considered an actual granting of said options unless there is a change in control or a recommendation to merge or be acquired delivered by the Board of Directors of Montgomery Bancorp, Inc. to the stockholders.
 Said options shall be granted annually at the time the Company annually grants its options. At such time, the option price for the granted option shall be determined in accordance with the provisions of Paragraph 4.

11. Options Discretionary: The granting of options under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any officer or managerial employee any right to participate in the Plan or to receive options.

12. Other Terms and Conditions: Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which such terms, together with the terms of this Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422A of the 1986 Internal Revenue Code and lawful regulations thereunder.














                           EXHIBIT 4(b)
                      Allegiance Banc Corporation
                      Employee Stock Option Plan

1. Purpose: The purpose of this Employee Stock Option Plan (the Plan) is to provide a means whereby certain officers and employees of Allegiance Banc Corporation, and its subsidiaries (collectively the Company) may be given an opportunity to purchase Common Stock of Allegiance Banc Corporation under options which, with respect to individual optionees, will qualify as "incentive stock options" under section 422A of the Internal Revenue Code. The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of the employees, by enabling the Bank to secure and retain the services of highly qualified persons and by providing employees with an additional incentive to make every effort to enhance the success of the Company.

2. Stock Subject to Option: Subject to adjustment as provided in Section 4(h) hereof, options may be granted by the Company from time to time to purchase an aggregate of 65,000 shares of the Allegiance Banc Corporation's authorized but unissued Common Stock, provided that the total number of shares of Common Stock on which options may be granted under the Plan to any one person participating under the plan shall not exceed in the aggregate of 16,250 shares of the 65,000 shares of Common Stock (subject to adjustment as provided in Section 4(h)) on which options may be granted under the Plan. The minimum option will be 50 shares.

3. Participants: Persons eligible to be granted options under the plan shall be limited to such salaried key employees of the Company (including officers and directors who are also employees) as determined by the Committee, as hereinafter created and defined, who have substantial responsibility in the direction and management of the Company or of any branch, division or department.

4. Terms and Conditions of Options: Options granted pursuant to the Plan shall be evidenced by agreements in such forms, not inconsistent with the plan as the Committee, as hereinafter created and defined, shall from time to time approve, provided that the substance of the following terms and conditions be included therein, subject thereafter to modification or adjustment as provided in Section 4(h).

     (a) Option Price: The exercise price per share of any option ("option price") shall not be less than the fair market value of the Common Stock on the date the option is granted, which, unless otherwise determined by the Committee, shall be the average of the bid and ask price at the close of business on the day on which the option is granted if the Common Stock is traded otherwise than on a national securities exchange, or, if there is no bid and asked price on the day the option is granted, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the price per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of granting of an option, then the price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date the option is granted, or if there were no sales on said date, then the price shall be not less than the average of the bid and asked price on such date.

     (b) Term of Option: Each option granted under the Plan shall expire not more than five years from the date the option is granted.

     (c) Exercise of Option: No option may be exercised later than five years from the date the option is granted. The minimum number of shares exercisable will be 10 shares.

     (d) Manner of Exercise: Shares of Common Stock purchased under options shall be at the time of purchase paid for in full. Options may be exercised at any time prior to their expiration as provided under the Plan. Options shall be exercised by fifteen (15) days prior written notice to the Bank. Upon said fifteen (15) days notice, the Bank shall, without transfer or issue tax to the optionee (or other person entitled under the Plan to exercise the option) at the principal office of the Company, or such other place as shall be mutually acceptable, deliver a certificate or certificates for such shares against payment of the option price in full for the number of shares to be delivered by certified or official bank check or the equivalent thereof acceptable to the Company; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the optionee (or other person entitled under the Plan to exercise the option) fails to accept delivery of and to pay for all or part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the option with respect to such undelivered shares may, in the sole discretion of the Company, be terminated.

     (e) No Options in Certain Cases: No option shall be granted to any person who owns or who would own thereby (or have the right to acquire upon exercise of options, warrants or other rights to acquire Common Stock) directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     (f) Non-Assignability of Option Rights: No option shall be assignable or transferable otherwise than by will or the laws of descent and distribution. During the life of any optionee, the option shall be exercisable only by him.

     (g) Termination of Employment: In the event that an optionee's employment by the Company shall terminate, his option shall terminate immediately; provided, however, that if any termination of employment is due to retirement with the consent of the Company, the optionee shall have the right subject to the provisions of Section 4(b) hereof, to exercise his option, at any time until the earlier of the respective expiration dates of such options or three months after such retirement, to the extent that he was entitled to exercise the same immediately prior to his retirement; and provided, further, that if the employee shall die while in the employment of the Company or within three months after retirement, with the consent of the Company, his estate, personal representative, or beneficiary shall have the right, subject to the provisions of Section 4(b) hereof, to exercise his option, at any time or twelve months from the date of his death, to the extent that he was entitled to exercise the same immediately prior to his death. Whether any other termination of employment is to be considered a retirement with the consent of the Company and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

     (h) Adjustments on Changes in Stock: The aggregate number of shares of Common Stock on which options may be granted to persons participating under the Plan, the aggregate number of shares of Common Stock on which options may be granted to any one such person, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of Allegiance Banc Corporation resulting from the sub-division or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, effected without receipt of consideration by the Company.

          Subject to any required action by the Stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled to on effective date of merger; but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause every unexercised option outstanding hereunder to terminate on the effective date of merger, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise.

     (i) Agreement by Employees: Each individual shall agree as a consideration for the option to execute an agreement stating that he is purchasing the shares subject to the option for investment and not with a view to distribute such stock in a public offering and that the stock will be held for the longer of two years from the date the option is granted, or one
 (1) year after the transfer of the shares by the Company upon exercise of the option. In the event the optionee leaves the employ of the Company, other than by retirement, or as a result of merger or sale of majority interest in the Company, within one (1) year after the transfer of the shares by the Company upon exercise of the option, the Company shall have the right in its sole discretion, as determined by the Board of Directors, to repurchase said stock within 120 days from such event for the price at which it was exercised and subject to adjustment in price and number in accordance with the formula prescribed in paragraph 4(h). However, (a) in no event shall the repurchase price exceed the bid price of the stock as of the date of purchase; (b) in the event an option is exercised after the employee's death, the person exercising the deceased employee's option may dispose of the stock at any time after receiving it; and the one year holding period established herein may be increased to two years by a vote of the Board of Directors of Allegiance Banc Corporation, if necessary to insure the Plan's compliances with applicable securities laws.

     (j) Rights as a Stockholder: The optionee shall have no rights as a Stockholder with respect to any shares of Common Stock of Allegiance Banc Corporation until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

5. Administration: The Plan shall be administered by a Committee of at least three members appointed by the Board of Directors of Allegiance Banc Corporation, to consist of members of the Board of Directors who are not officers of the Company and who have not, within one year prior to appointment as a member of the Committee, received a discretionary grant or award of equity securities pursuant to any stock plan of the Company or any of its affiliates. No member of the Committee shall be entitled to participate in the Plan. The Committee shall make recommendations periodically to the Board of Directors with respect to the persons who shall participate in the Plan and the extent of their participation.

     The interpretation and construction by the Committee of any provisions of the Plan or any option granted under it and any determination by the Committee pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation.

6. Effective Date and Termination of Plan: (a) The Plan shall become effective on the thirty-first day following notification to the Maryland Securities Division, Office of the Attorney General, of approval by the Board of Directors of Allegiance Banc Corporation and adoption of the Plan and related matters by the holders of a majority of the outstanding shares of Common Stock at the Annual Meeting of Stockholders to be called and held on or before May 11, 1994, or any adjournment thereof.

     (b) The Plan shall terminate five years after its effective date, but the Board of Directors may terminate the Plan at any time prior to five years from its effective date. No stock option shall in any event be granted pursuant to the Plan after five years from the effective date. Termination of the Plan shall not alter or impair any of the rights or obligations under any option theretofore granted under the Plan without the consent of the optionee.

7. Amendments: The Board of Directors of Allegiance Banc Corporation may, without notice to anyone, from time to time, alter, amend, suspend, or discontinue the Plan or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors may, without the approval of the Stockholders, alter the provisions of the Plan so as to (a) increase the maximum number of shares as to which options may be granted under the Plan either to all persons participating in the Plan or to any one such person; (b) decrease the minimum option price; (c) extend the term of the Plan or the maximum term of options granted thereunder; (d) decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under the Plan, provided, however, that the provisions of this clause shall not prevent the granting, to any person holding an option under the Plan, of any additional option under the Plan exercisable at a lower option price; (e) withdraw the administration of the plan from the Committee; (f) permit any member of the Committee to be eligible to receive or hold an option under the Plan; (g) alter any outstanding option agreement to the detriment of the optionee without his consent; or (h) change the eligibility of employees or a class of employees to receive options.

8. Use of Proceeds: The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

9. Limitations as to Amount: No person to whom options are granted hereunder shall receive options, first exercisable during any single calendar year, for shares the fair market value of which (determined at the time of grant of the options) exceeds $100,000. Accordingly, no optionee shall be entitled to exercise options in any single calendar year, except to the extent first exercisable in previous calendar years, for shares of Common Stock the value of which (determined at the time of grant of the options) exceeds $100,000.

10. Future Options: The number of options granted to employees of the Company under this Plan shall be determined by the Committee. The Committee shall meet at least annually to determine the number of options to be recommended to the respective employees that are eligible to participate. The Committee may in its sole discretion determine the number of options to be granted to an eligible employee for each year that the employee remains in the service of the Company, such determination to be made for a maximum of no more than five
 (5) prospective years. The determination of the number of options to be granted in future years to an employee shall not be considered an actual granting of said options unless there is a change in control or a recommendation to merge or be acquired delivered by the Board of Directors of Allegiance Banc Corporation to the stockholders. Said options shall be granted, if at all, annually at the time the Company annually grants its options. At such time, the option price for the granted option shall be determined in accordance with the provisions of Paragraph 4.

11. Options Discretionary: The granting of options under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any officer or managerial employee any right to participate in the Plan or to receive options.

12. Other Terms and Conditions: Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, which such terms, together with the terms of this Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422A of the 1986 Internal Revenue Code and lawful regulations thereunder.














                               EXHIBIT 5



TEXAS OFFICE:  SUITE 1775
               112 EAST PECAN STREET
               SAN ANTONIO, TX  78205
               (210) 228-9500
               FAX: (210) 228-0781

KENNEDY & BARIS, L.L.P.
              ATTORNEYS AT LAW
              SEVENTH FLOOR
              1225 NINETEENTH STREET, NW
              WASHINGTON, DC  20036
              (202) 835-0313
              FAX:  (202) 835-0319

MARYLAND OFFICE:
              SUITE 300
              4719 HAMPDEN LANE
              BETHESDA, MD  20814
              (301) 654-6040
              FAX:  (301) 654-1733


December 22, 1995

Board of Directors
Allegiance Banc Corporation
4719 Hampden Lane
Bethesda, MD  20814

Gentlemen:

     As counsel to Allegiance Banc Corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of the Company's Common Stock pursuant to the exercise of options outstanding under the Company's Employee Stock Option Plan adopted in 1988 (the "1988 Plan"), and pursuant to the exercise of options outstanding or to be issued under the Company's 1994 Employee Stock Option Plan (the
 "1994 Plan", the 1988 Plan and the 1994 Plan collectively, the "Plans").

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plans and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable share
s of the Common Stock of the Company.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained therein.

                                        Sincerely,

                                        /s/ Kennedy & Baris, L.L.P.
















                          EXHIBIT 23(b)
       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Form S-8 of Allegiance Banc Corporation (the "Company") of our report dated January 12, 1995 which appears on page 12 of the Annual Report to Stockholders of the Company.



                                        /s/ Stegman & Company


Towson, Maryland
December 22, 1995